EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 703-9189

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

New York, New York - October 24, 2012 - The Jones Group Inc. (NYSE: JNY; the "Company") today reported results for the third quarter ended September 29, 2012. Revenues for the third quarter of 2012 were $1,035 million, as compared with $1,043 million for the third quarter of 2011.

The Company reported adjusted earnings per share of $0.57 for the third quarter of 2012, as compared with adjusted earnings per share of $0.48 for the same period last year. The results for both periods include gains and charges relating to balances denominated in foreign currencies. The current year quarter includes net gains of approximately $7 million ($5 million after tax), or $0.06 per share, whereas in the prior year quarter, net charges of $5 million ($3 million after tax), or $0.04 per share, were realized. Results for both periods also include the favorable impacts of tax law changes in the United Kingdom, which were approximately $4 million after tax ($0.05 per share) in the third quarter of 2012 and approximately $4 million after tax ($0.05 per share) in the third quarter of 2011. The adjusted results exclude charges related to the impact of severance, asset impairments in retail locations to be closed and other costs related to restructuring activities, certain acquisition-related costs and other costs not considered relevant for period-over-period comparisons (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported third quarter earnings per share of $0.22 in 2012 and $0.49 per share in 2011. The 2012 third quarter results include, among other items, costs and charges of approximately $38 million ($29 million after tax) and the 2011 third quarter results include a $3 million ($2 million after tax) reduction in costs and charges related to lease liabilities of unused facilities, impairments and other costs relating to the planned closure of certain Company-operated retail stores, as well as other restructuring and cost savings initiatives. For both periods, such amounts also include adjustments to the future payment liabilities associated with the Stuart Weitzman and Robert Rodriguez acquisitions. The 2012 third quarter also includes a gain of $3 million ($2 million after tax) relating to the sale of the Sam & Libby trademark.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "We are pleased with the results we achieved in the third quarter and we continue to see the benefit of conservative inventory planning and control. Our domestic wholesale footwear and accessories and jeanswear businesses were our best performers, while our structured sportswear business and retail channels remained more challenging and promotional. Our international segments continued to perform quite well, especially in the face of a difficult economic climate, particularly in Western Europe."

The Company ended the quarter with $234 million in cash and generated cash from operating activities during the nine months of $13 million, compared with $6 million in the prior year period. At September 29, 2012, the Company had no amounts drawn under its $650 million of committed revolving credit facilities.

John T. McClain, The Jones Group Chief Financial Officer, commented: "Our financial position remains strong. We ended the quarter with $234 million in cash and our revolver undrawn. Our approach to inventory commitments remains conservative, and we continue to emphasize tight expense control. We believe these actions will enable us to continue to maintain a strong balance sheet."

Mr. Card concluded: "We believe we are well positioned for the fourth quarter and as we enter 2013 to continue to execute on our strategic plan. We have received positive reactions from wholesale customers to our enhanced products across our brands that ship in fourth quarter 2012 and Spring 2013. We are confident that continued product improvement will ultimately translate into increased sales and improved retail performance."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of November 9, 2012, for payment on November 23, 2012.

The Company will host a conference call with management to discuss these results at 8:30 a.m. Eastern Time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesgroupinc.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through November 1, 2012 and may be accessed by dialing 877-344-7529. Enter account number 10019334. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of the GAAP measures presented to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores, through concessions at upscale department stores and through its e-commerce sites.

The Company's internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, Brian Atwood (L), Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Givenchy (L), Judith Jack, Albert Nipon, Pappagallo and Rafe(L).

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company's products and the resulting impact on consumer acceptance of the Company's products at higher price points;
  the Company's ability to successfully implement new operational and financial information systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data	THIRD QUARTER				FISCAL NINE MONTHS
	2012		2011		2012		2011
Net sales	$1,024.6	99.0%	$1,030.1	98.8%	$2,792.3	98.8%	$2,855.9	98.8%
Licensing income	10.5	1.0	12.7	1.2	33.0	1.2	35.1	1.2
Other revenues	0.3	0.0	0.2	0.0	0.9	0.0	0.7	0.0
Total revenues	1,035.4	100.0	1,043.0	100.0	2,826.2	100.0	2,891.7	100.0
Cost of goods sold	670.8	64.8	671.1	64.3	1,792.0	63.4	1,866.1	64.5
Gross profit	364.6	35.2	371.9	35.7	1,034.2	36.6	1,025.6	35.5
SG&A expenses	301.9	29.2	311.5	29.9	909.6	32.2	859.2	29.7
Operating income	62.7	6.1	60.4	5.8	124.6	4.4	166.4	5.8
Net interest expense and financing costs (1)	(37.7)	(3.6)	(0.7)	(0.1)	(89.2)	(3.2)	(58.8)	(2.0)
Equity in income of unconsolidated affiliate	-	-	0.5	0.0	1.4	0.0	2.6	0.1
Income before provision for income taxes	25.0	2.4	60.2	5.8	36.8	1.3	110.2	3.8
Provision for income taxes	7.2	0.7	19.0	1.8	11.6	0.4	37.8	1.3
Net income	17.8	1.7	41.2	4.0	25.2	0.9	72.4	2.5
Less: income attributable to noncontrolling interests	0.4	0.0	0.2	0.0	0.9	0.0	0.6	0.0
Income attributable to Jones	$17.4	1.7%	$41.0	3.9%	$24.3	0.9%	$71.8	2.5%
Earnings per share (2)
Net income	$17.8		$41.2		$25.2		$72.4
Less: income attributable to noncontrolling interests	0.4		0.2		0.9		0.6
Income attributable to Jones	17.4		41.0		24.3		71.8
Less: income allocated to participating securities	0.4		1.4		0.4		2.2
Income available to common stockholders of Jones	$17.0		$39.6		$23.9		$69.6
Shares outstanding - diluted	75.4		80.3		76.1		82.3
Earnings per share - diluted	$0.22		$0.49		$0.31		$0.85

Percentages may not add due to rounding.

(1)	Refer to item "i" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(2)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
Reconciliation of Non-GAAP Measures to GAAP
for the quarters and nine months ended September 29, 2012 and October 1, 2011
(UNAUDITED)

All amounts in millions, except per share data	THIRD QUARTER		FISCAL NINE MONTHS
	2012	2011	2012	2011
Operating income	$62.7	$60.4	$124.6	$166.4
Adjustments:
Items affecting segment income:
Expenses related to retail store closure plan (a)	(0.1)	3.1	1.5	3.4
Charges related to acquired businesses (b)	3.3	2.1	3.5	(3.8)
Other business development costs (c)	0.2	0.9	0.9	6.3
Present value adjustments to lease liabilities for properties not in use (d)	8.3	(0.1)	17.6	12.4
Severance and other charges related to executive management changes (e)	-	-	5.9	-
Gain on the sale of a trademark (f)	(3.1)	-	(3.1)	-
Other restructuring expenses and certain other charges (g)	1.7	3.4	15.1	4.8
Total adjustments to operating income	10.3	9.4	41.4	23.1
Adjusted operating income	$73.0	$69.8	$166.0	$189.5
Income attributable to Jones (as reported)	$17.4	$41.0	$24.3	$71.8
Provision for income taxes	7.2	19.0	11.6	37.8
Adjustments to operating income, from above	10.3	9.4	41.4	23.1
Adjustments to deferred financing costs (h)	-	-	-	1.9
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (i)	24.3	(12.8)	47.8	19.0
Adjusted income before provision for income taxes	59.2	56.6	125.1	153.6
Adjusted provision for income taxes	15.1	16.3	39.7	52.9
Adjusted income attributable to Jones	44.1	40.3	85.4	100.7
Less: adjusted income allocated to participating securities	(1.2)	(1.3)	(2.1)	(3.2)
Adjusted income available to common stockholders of Jones	$42.9	$39.0	$83.3	$97.5
Earnings per share - diluted (as reported)	$0.22	$0.49	$0.31	$0.85
Provision for income taxes	0.09	0.23	0.15	0.45
Items affecting segment income:
Expenses related to retail store closure plan (a)	-	0.04	0.02	0.04
Charges related to acquired businesses (b)	0.05	0.02	0.05	(0.04)
Other business development costs (c)	-	0.01	0.01	0.07
Present value adjustments to lease liabilities for properties not in use (d)	0.11	-	0.23	0.14
Severance and other charges related to executive management changes (e)	-	-	0.08	-
Gain on the sale of a trademark (f)	(0.04)	-	(0.04)	-
Other restructuring expenses and certain other charges (g)	0.02	0.04	0.19	0.06
Adjustments to deferred financing costs (h)	-	-	-	0.02
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (i)	0.31	(0.15)	0.61	0.22
Adjusted income before provision for income taxes	0.76	0.68	1.61	1.81
Adjusted provision for income taxes	0.19	0.20	0.51	0.62
Adjusted earnings per share - diluted	$0.57	$0.48	$1.10	$1.19
Non-GAAP adjustments affecting revenue by segment (j):
Domestic wholesale sportswear	$-	$-	$-	$-
Domestic wholesale jeanswear (g)	-	1.3	-	1.6
Domestic wholesale footwear and accessories	-	-	-	-
Domestic retail	-	-	-	-
International wholesale	-	-	-	-
International retail	-	-	-	-
Licensing, other & eliminations	-	-	-	-
Total	$-	$1.3	$-	$1.6
Non-GAAP adjustments affecting income by segment (j):
Domestic wholesale sportswear (b,e,g)	$1.4	$(1.8)	$5.6	$(8.8)
Domestic wholesale jeanswear (d,g)	(0.6)	2.0	1.4	3.4
Domestic wholesale footwear and accessories (b,d,e,g)	9.6	1.8	22.4	15.7
Domestic retail (a,e,g)	-	2.5	4.5	1.4
International wholesale (b,e)	0.7	1.7	0.9	2.2
International retail (b)	1.5	1.5	4.6	2.0
Licensing, other & eliminations (b,c,e,f,g)	(2.3)	1.7	2.0	7.2
Total	$10.3	$9.4	$41.4	$23.1
(a)	2012 and 2011 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations.
(b)	2012 and 2011 include the adjustments of the contingent consideration payable for the Robert Rodriguez acquisition. Also included are the amortization of certain acquired intangible assets related to the acquisitions of Stuart Weitzman (2011 only), Kurt Geiger and Brian Atwood (2012 only).
(c)	2012 and 2011 include investment consulting fees, legal fees, accounting fees and other items related to acquisitions and other business development activities.
(d)	2012 and 2011 includes present value accruals and adjustments for liabilities related to leases on properties currently not in use.
(e)	2012 includes severance and restricted stock charges related to executive management changes.
(f)	2012 includes the gain on the sale of the Sam & Libby trademark.
(g)	2012 and 2011 include severance, occupancy, and other costs related to the restructuring of corporate and business support functions and other charges not considered by management to be part of ongoing operations.
(h)	2011 includes the write-off of certain deferred financing fees related to amendment and extension of our credit facility.
(i)	Represents the fair value adjustment in accordance with GAAP of the remaining consideration payable related to the acquisition of Stuart Weitzman.
(j)	See "Segment Information" page for the presentation of GAAP and Adjusted amounts.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended September 29, 2012
Revenues	$208.7	$202.3	$289.9	$140.0	$94.3	$89.7	$10.5	$1,035.4
Segment income (loss)	$12.9	$15.3	$29.3	$(15.5)	$9.4	$2.3	$9.0	62.7
Segment margin	6.2%	7.6%	10.1%	(11.1% )	10.0%	2.6%		6.1%
Net interest expense (a)								(37.7)
Income before provision for income taxes								$25.0
Segment revenues	$208.7	$202.3	$289.9	$140.0	$94.3	$89.7	$10.5	$1,035.4
Adjustments affecting segment revenues (b)	-	-	-	-	-	-	-	-
Adjusted segment revenues	$208.7	$202.3	$289.9	$140.0	$94.3	$89.7	$10.5	$1,035.4
Segment income (loss)	$12.9	$15.3	$29.3	$(15.5)	$9.4	$2.3	$9.0	$62.7
Adjustments affecting segment income (b)	1.4	(0.6)	9.6	-	0.7	1.5	(2.3)	10.3
Adjusted segment income (loss)	$14.3	$14.7	$38.9	$(15.5)	$10.1	$3.8	$6.7	$73.0
Adjusted segment margin	6.9%	7.3%	13.4%	(11.1% )	10.7%	4.2%		7.1%

For the fiscal quarter ended October 1, 2011
Revenues	$243.9	$187.1	$264.3	$150.1	$99.6	$85.3	$12.7	$1,043.0
Segment income (loss)	$28.2	$8.9	$27.8	$(16.2)	$11.7	$0.6	$(0.6)	60.4
Segment margin	11.6%	4.8%	10.5%	(10.8% )	11.7%	0.7%		5.8%
Net interest expense (a)								(0.7)
Equity in income of unconsolidated affiliate								0.5
Income before provision for income taxes								$60.2
Segment revenues	$243.9	$187.1	$264.3	$150.1	$99.6	$85.3	$12.7	$1,043.0
Adjustments affecting segment revenues (b)	-	1.3	-	-	-	-	-	1.3
Adjusted segment revenues	$243.9	$188.4	$264.3	$150.1	$99.6	$85.3	$12.7	$1,044.3
Segment income (loss)	$28.2	$8.9	$27.8	$(16.2)	$11.7	$0.6	$(0.6)	$60.4
Adjustments affecting segment income (b)	(1.8)	2.0	1.8	2.5	1.7	1.5	1.7	9.4
Adjusted segment income (loss)	$26.4	$10.9	$29.6	$(13.7)	$13.4	$2.1	$1.1	$69.8
Adjusted segment margin	10.8%	5.8%	11.2%	(9.1% )	13.5%	2.5%		6.7%

(a)	Refer to item "i" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal nine months ended September 29, 2012
Revenues	$617.1	$538.1	$711.2	$418.7	$243.1	$264.9	$33.1	$2,826.2
Segment income (loss)	$45.1	$38.9	$46.0	$(40.8)	$29.0	$1.0	$5.4	124.6
Segment margin	7.3%	7.2%	6.5%	(9.7% )	11.9%	0.4%		4.4%
Net interest expense (a)								(89.2)
Equity in income of unconsolidated affiliate								1.4
Income before provision for income taxes								$36.8
Segment revenues	$617.1	$538.1	$711.2	$418.7	$243.1	$264.9	$33.1	$2,826.2
Adjustments affecting segment revenues (b)	-	-	-	-	-	-	-	-
Adjusted segment revenues	$617.1	$538.1	$711.2	$418.7	$243.1	$264.9	$33.1	$2,826.2
Segment income (loss)	$45.1	$38.9	$46.0	$(40.8)	$29.0	$1.0	$5.4	$124.6
Adjustments affecting segment income (b)	5.6	1.4	22.4	4.5	0.9	4.6	2.0	41.4
Adjusted segment income (loss)	$50.7	$40.3	$68.4	$(36.3)	$29.9	$5.6	$7.4	$166.0
Adjusted segment margin	8.2%	7.5%	9.6%	(8.7% )	12.3%	2.1%		5.9%

For the fiscal nine months ended October 1, 2011
Revenues	$715.6	$611.7	$673.3	$451.8	$255.3	$148.9	$35.1	$2,891.7
Segment income (loss)	$81.2	$48.8	$43.6	$(34.2)	$30.4	$2.5	$(5.9)	166.4
Segment margin	11.3%	8.0%	6.5%	(7.6% )	11.9%	1.7%		5.8%
Net interest expense (a)								(58.8)
Equity in income of unconsolidated affiliate								2.6
Income before provision for income taxes								$110.2
Segment revenues	$715.6	$611.7	$673.3	$451.8	$255.3	$148.9	$35.1	$2,891.7
Adjustments affecting segment revenues (b)	-	1.6	-	-	-	-	-	1.6
Adjusted segment revenues	$715.6	$613.3	$673.3	$451.8	$255.3	$148.9	$35.1	$2,893.3
Segment income (loss)	$81.2	$48.8	$43.6	$(34.2)	$30.4	$2.5	$(5.9)	$166.4
Adjustments affecting segment income (b)	(8.8)	3.4	15.7	1.4	2.2	2.0	7.2	23.1
Adjusted segment income (loss)	$72.4	$52.2	$59.3	$(32.8)	$32.6	$4.5	$1.3	$189.5
Adjusted segment margin	10.1%	8.5%	8.8%	(7.3% )	12.8%	3.0%		6.5%

(a)	Refer to item "i" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	September 29, 2012	October 1, 2011
ASSETS
Current assets:
Cash and cash equivalents	$234.1	$61.2
Accounts receivable	486.2	490.9
Inventories	523.7	555.2
Prepaid income taxes	2.2	9.1
Deferred taxes	32.5	32.3
Other current assets	42.4	39.1
Total current assets	1,321.1	1,187.8
Property, plant and equipment, at cost, less accumulated depreciation and amortization	276.2	270.5
Goodwill	262.5	256.2
Other intangibles, less accumulated amortization	901.5	935.2
Other assets	138.2	146.5
Total assets	$2,899.5	$2,796.2

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$-	$55.0
Current portion of long-term debt and capital lease obligations	2.1	2.0
Current portion of acquisition consideration payable	230.2	22.2
Accounts payable	252.2	231.4
Income taxes payable	17.5	0.4
Accrued expenses and other current liabilities	152.0	134.7
Total current liabilities	654.0	445.7
Long-term debt and obligations under capital leases	958.1	857.0
Income taxes payable	0.3	8.8
Deferred taxes	66.5	93.2
Acquisition consideration payable	5.0	190.6
Other	117.4	81.2
Total liabilities	1,801.3	1,676.5
Redeemable noncontrolling interest	0.6	-
Equity	1,097.6	1,119.7
Total liabilities and equity	$2,899.5	$2,796.2

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Fiscal Nine Months Ended
	September 29, 2012	October 1, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25.2	$72.4
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Amortization of restricted stock	16.4	13.9
Depreciation and other amortization	67.3	64.3
Impairments of property, plant and equipment	0.4	5.1
Adjustments to acquisition consideration payable	44.0	10.7
Equity in income of unconsolidated affiliate	(1.4)	(2.6)
Deferred taxes	(16.7)	26.4
Other items, net	(3.2)	9.7
Changes in operating assets and liabilities:
Accounts receivable	(134.7)	(127.4)
Inventories	(28.5)	(38.2)
Accounts payable	12.5	(10.9)
Income taxes payable/prepaid taxes	18.6	12.1
Acquisition consideration payable	(4.6)	(5.0)
Other assets and liabilities, net	17.8	(24.1)
Total adjustments	(12.1)	(66.0)
Net cash provided by operating activities	13.1	6.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(57.1)	(72.7)
Acquisition of Brian Atwood, net of cash acquired	(4.4)	-
Contingent consideration paid related to investment in GRI Group Limited	(3.5)	-
Acquisition of KG Group Holdings Limited, net of cash acquired	-	(143.1)
Payments related to acquisition of Moda Nicola International, LLC	-	(2.5)
Other	4.9	0.1
Net cash used in investing activities	(60.1)	(218.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of 6.875% Senior Notes due 2019	103.5	300.0
Debt issuance costs	(2.3)	(6.6)
Costs related to secured revolving credit agreement	(0.3)	(3.0)
Net increase in short-term borrowings	-	55.0
Repayment of acquired debt of KG Group Holdings Limited	-	(174.1)
Repurchase of common shares	(34.0)	(78.0)
Dividends paid	(11.7)	(12.7)
Payments of acquisition consideration payable	(14.6)	(8.2)
Other	0.2	(0.2)
Net cash provided by financing activities	40.8	72.2
EFFECT OF EXCHANGE RATES ON CASH	1.5	-
NET DECREASE IN CASH AND CASH EQUIVALENTS	(4.7)	(139.6)
CASH AND CASH EQUIVALENTS, BEGINNING	238.8	200.8
CASH AND CASH EQUIVALENTS, ENDING	$234.1	$61.2